Exhibit 99.1

NASTECH ACQUIRES CEDARS-SINAI MEDICAL CENTER
PYY PATENT ESTATE FOR TREATMENT OF OBESITY

Licensing agreement further strengthens Nastech’s PYY intellectual property

BOTHELL, Wash., May 24, 2004 – Nastech Pharmaceutical Company Inc. (Nasdaq: NSTK) announced today it has acquired exclusive worldwide rights to the Cedars-Sinai Medical Center, Los Angeles, CA (CSMC) Peptide YY patent, patent applications, and proprietary know-how estate to support ongoing commercialization efforts of Nastech’s investigational PYY 3-36 Nasal Spray for Obesity.

Peptide YY is a naturally produced hormone associated with the modulation of appetite circuits in the brain. The license agreement with Cedars-Sinai is related to research work directed by Henry C. Lin, M.D., former Director of the Gastrointestinal Motility Program and Section of Nutrition at Cedars-Sinai. Dr. Lin is currently on the Faculty at the Keck School of Medicine, University of Southern California. Since before 1995, Dr. Lin’s laboratory has been studying the key role played by PYY in the postprandial response to food and the manner in which it controls gastrointestinal physiology. PYY is integral to nutrient-triggered feedback that is involved in intestinal transit, hunger, and satiety.

The agreement includes issued patent # 6,558,708, which claims a priority date from an original application filed May 17, 1995, and which, in part, is directed to inducing satiety in a mammal by administering peptide YY or functional analogs. This is the only currently, issued U.S. patent claiming the use of PYY or PYY analogs for inducing satiety. The license also includes additional U.S. and foreign patent applications, continuations, technology, and know-how related to PYY within CSMC under the direction of Dr. Lin. Cedars-Sinai will receive license fees, milestone payments, and a future sales royalty interest.

“History has shown the administration of PYY has been difficult. To date, Nastech’s nasal approach seems to have solved the barriers to safe and painless administration. We hope that further research and clinical trials will bring PYY along as a potential remedy to the curse of obesity and the other diseases it causes,” said Rich Katzman, Vice President of Academic Affairs at Cedars-Sinai. “We are pleased to be able to contribute to Nastech’s accelerated PYY development and future commercialization of this important investigational product.”

“Nastech’s leading PYY Nasal Spray development program is further enhanced with the addition of the Cedars-Sinai Medical Center PYY patent assets,” said Steven C. Quay, M.D., Ph.D., Chairman, President and Chief Executive Officer of Nastech. “We are continuing to advance this promising approach for the treatment of obesity and look forward to beginning Phase II trials of PYY Nasal Spray this year. We are now in a position to also aggressively advance our worldwide patent strategy with access to this patent estate, which has significant value because of its early patent office filing dates, and which complements our own PYY patent estate, including applications containing over 300 pending patent claims.”

Nastech has reported data from two Phase I trials of PYY Nasal Spray and is concluding a third Phase I dose-sequencing study. Recently reported results from Nastech’s Phase I-B dose-ranging study indicated that a single dose of PYY Nasal Spray reduced average calorie intake for each meal, reduced appetite, and was well tolerated; with side effects that were generally mild and all resolved without treatment. Results of a Phase I-A dose-ranging study of PYY Nasal Spray showed that nasal administration simulated the normal release kinetics following a meal.

ABOUT PYY

PYY, a high affinity Y2 receptor agonist, represents a new class of obesity drugs. It is a hormone naturally produced by specialized endocrine cells (L-cells) in the gut in proportion to the calorie content of a meal and reduces appetite and food intake by modulating appetite circuits in the hypothalamus. According to results from a study conducted by Dr. Stephen R. Bloom and colleagues published in The New England Journal of Medicine (September 4, 2003, Volume 349, Number 10, Pages 941-948), obese and non-obese subjects given a 90-minute intravenous infusion of PYY consumed on average 30 percent fewer calories during a buffet lunch offered two hours after the infusion of PYY. All subjects experienced a significant decrease in their cumulative 24-hour caloric intake. Furthermore, obese subjects were observed to have lower levels of circulating PYY. Therefore, increasing levels of PYY by pharmacological means may be an effective therapeutic strategy in treating obesity.

ABOUT OBESITY

Obesity is a chronic condition that affects millions of people and often requires long-term or invasive treatment to promote and sustain weight loss. A study published in the January 1, 2003 issue of the Journal of the American Medical Association (JAMA), reported that the prevalence of obesity among U.S. adults was 20.9 percent in 2001. Obesity among adults has doubled since 1980, while the number of overweight adolescents has tripled. According to the U.S. Department of Health and Human Services, approximately 300,000 U.S. deaths a year currently are associated with obesity and overweight. Only smoking leads obesity as a cause of preventable death in the U.S. The total direct and indirect costs attributed to overweight and obesity amounted to $117 billion in 2000. Additionally, Americans spend more than $33 billion annually on weight-loss products and services.

ABOUT NASTECH

Nastech Pharmaceutical Company Inc. is an emerging pharmaceutical company dedicated to the development and commercialization of innovative drug delivery technologies and products. The Company’s proprietary technologies focus on the delivery of small and large molecule drugs by nasal administration. Intranasal drug delivery may lead to greater drug efficacy, speed of action, safety, and patient compliance. Nastech is developing a diverse product portfolio across multiple therapeutic areas, including products targeted for the treatment of obesity, sexual dysfunction, pain management, and osteoporosis. Additional information about Nastech is available at http://www.Nastech.com.

ABOUT CEDARS SINAI MEDICAL CENTER

Cedars-Sinai is one of the largest nonprofit academic medical centers in the Western United States. For the fifth straight two-year period, it has been named Southern California’s gold standard in health care in an independent survey. Cedars-Sinai is internationally renowned for its diagnostic and treatment capabilities and its broad spectrum of programs and services, as well as breakthroughs in biomedical research and superlative medical education. The Medical Center ranks among the top 10 non-university hospitals in the nation for its research activities.

NASTECH SAFE HARBOR STATEMENT

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statement made by the Company. These factors include, but are not limited to: (i) the ability of the Company to obtain additional funding; (ii) the ability of the Company to attract and/or maintain manufacturing, research, development, and commercialization partners; (iii) the Company’s and/or a partner’s ability to successfully complete product research and development, including pre-clinical and clinical studies and commercialization; (iv) the Company’s and/or a partner’s ability to obtain required governmental approvals, including product and patent approvals; and (v) the Company’s and/or the Company’s partner’s ability to develop and commercialize products that can compete favorably with those of competitors. In addition, significant fluctuations in quarterly results may occur as a result of the timing of milestone payments, the recognition of revenue from milestone payments and other sources not related to product sales to third parties, and the timing of costs and expenses related to the Company’s research and development programs. Additional factors that would cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which the Company urges investors to consider. The Company undertakes no obligation to publicly release the revisions in such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events or circumstances, except as otherwise required by securities and other applicable laws.

CONTACTS:

Matthew D. Haines	Burns McClellan
Director, Corporate Communications	Aline Schimmel (Investors)
(212) 297-6198	Kathy Jones, Ph.D. (Media)
mhaines@Nastech.com	(212) 213-0006